Exhibit 99.1

AYRO, INC.

(formerly Austin EV, Inc.)

FINANCIAL STATEMENTS

AND

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

DECEMBER 31, 2019 and 2018

AYRO, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2019 and 2018

F-1

INDEPENDENT AUDITOR’S OPINION

plante moran

Plante & Moran, PLLC
Suite 600
8181 E. Tufts Avenue
Denver, CO 80237
Tel: 303.740.9400
Fax: 303.740.9009
plantemoran.com

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors
Ayro, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Ayro, Inc. (the "Company") as of December 31, 2019 and 2018; the related statements of income, stockholders' equity, and cash flows for the period ended December 31, 2019 and 2018; and the related notes, collectively referred to as the "financial statements". In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018 and the results of its operations and its cash flows for the years ended December 31, 2019 and 2018 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

The Company's management is responsible for these financial statements. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Plante & Moran PLLC

Plante & Moran, PLLC

March 11, 2020
Denver, Colorado

We have served as the Company's auditor since 2017.

F-2

AYRO, INC.

BALANCE SHEETS

As of December 31, 2019 and 2018

	2019	2018
Assets
Current Assets
Cash	$641,822	$39,243
Accounts Receivable, net of allowance for doubtful accounts of $36,084 and $6,985, respectively	71,146	260,231
Inventories	1,118,516	1,650,605
Prepaid Expenses and Other Current Assets	164,399	169,055

Total Current Assets	1,995,883	2,119,134

Property and Equipment, net	489,366	725,985

Other Assets	292,881	397,560

Total Assets	$2,778,130	$3,242,679

SEE NOTES TO THE FINANCIAL STATEMENTS

F-3

AYRO, INC.

BALANCE SHEETS

As of December 31, 2019 and 2018

	2019	2018
Liabilities and Members’ Equity
Current Liabilities
Accounts Payable	$757,077	$2,385,872
Accrued Expenses	612,136	364,274
Related Party Payables	15,000	339,202
Contract Liability	0	9,999
Notes Payable, Current Portion	1,006,947	6,392

Total Current Liabilities	2,391,160	3,105,739

Notes Payable, net of Current Portion	318,027	28,554

Total Liabilities	2,709,187	3,134,293

Stockholders’ Equity
Preferred Stock, 7,360,985 and 3,882,791 issued and outstanding, respectively, $1.00 par value	9,025,245	4,270,507
Common Stock, 14,478,795 and 10,244,945 issued and outstanding, respectively, $0.001 par value	16,683	12,449
Additional Paid-in-Capital	4,985,659	1,119,381
Accumulated Deficit	(13,958,644)	(5,293,951)

Total Stockholders’ Equity	68,943	108,386

Total Liabilities and Stockholders’ Equity	$2,778,130	$3,242,679

SEE NOTES TO THE FINANCIAL STATEMENTS

F-4

AYRO, INC.

STATEMENTS OF OPERATIONS

For the year ended December 31, 2019 and 2018

	2019	2018

Product Sales Revenue	$890,152	$5,302,964

Cost of Goods Sold	691,843	5,008,700
Gross Profit	198,309	294,264

Operating Expenses
Research and Development	714,281	768,382
Sales and Marketing	1,300,120	999,724
General and Administrative	6,678,310	2,578,078

Total Operating Expenses	8,692,711	4,346,184

Loss from Operations	(8,494,402)	(4,051,920)

Other Income and Expense
Other Income	2,188	47
Interest Expense	(172,479)	(144,618)

Net Loss	$(8,664,693)	$(4,196,491)

Weighted-average fully diluted shares	10,655,957	10,242,650

Net Loss per fully diluted share	$(0.81)	$(0.41)

SEE NOTES TO THE FINANCIAL STATEMENTS

F-5

AYRO, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

For the year ended December 31, 2019 and 2018

	Preferred Stock		Common Stock		Additional		Total Stockholders’
	Number of Shares	Amount	Number of Shares	Amount	Paid-in Capital	Accumulated Deficit	Equity (Deficit)

Balance at January 1, 2018	1,222,500	$1,222,500	10,582,445	$12,824	$533,010	$(1,097,460)	$670,874

Common Stock Issued	0	0	12,500	125	0	0	125

Common Stock Redeemed	0	0	(350,000)	(500)	0	0	(500)

Preferred Stock Issued for Cash	2,910,291	3,298,007	0	0	0	0	3,298,007

Preferred Stock Redeemed	(250,000)	(250,000)	0	0	0	0	(250,000)

Stock-based Compensation	0	0	0	0	586,371	0	586,371

Net Loss	0	0	0	0	0	(4,196,491)	(4,196,491)

Balance at December 31, 2018	3,882,791	$4,270,507	10,244,945	$12,449	$1,119,381	$(5,293,951)	$108,386

Common Stock Issued for Cash	0	0	4,233,850	4,234	0	0	4,234

Preferred Stock Issued for Cash	3,478,194	4,754,738	0	0	0	0	4,754,738

Discount on Debt Issuance	0	0	0	0	493,552	0	493,552

Stock-based Compensation	0	0	0	0	3,372,726	0	3,372,726

Net Loss	0	0	0	0	0	(8,664,693)	(8,664,693)

Balance at December 31, 2019	7,360,985	$9,025,245	14,478,795	$16,683	$4,985,659	$(13,958,644)	$68,943

SEE NOTES TO THE FINANCIAL STATEMENTS

F-6

AYRO, INC.

STATEMENTS OF CASH FLOWS

For the year ended December 31, 2019 and 2018

	2019	2018

Cash flows from operating activities
Net Loss	$(8,664,693)	$(4,196,491)

Adjustments to Net Loss
Depreciation and amortization	722,566	288,549
Stock-based compensation expense	3,372,726	586,371
Amortization of discount on debt	152,243	0
(Increase) decrease in accounts receivable	189,085	(243,311)
(Increase) decrease in inventories	532,089	1,359,680
(Increase) decrease in prepaid expenses and other current assets	4,656	335,495
(Increase) decrease in deposits	(6,917)	(36,841)
Increase (decrease) in accounts payable	(391,065)	(650,029)
Increase (decrease) in accrued expenses	319,225	307,412
Increase (decrease) in related party payables	(324,202)	256,789
Increase (decrease) in deferred income	(9,999)	(372,581)
Net cash used in operating activities	(4,104,286)	(2,364,957)

Cash flows from investing activities
Purchase of property and equipment	(469,834)	(620,965)
Disposals of property and equipment	90,747	0
Cash paid for patents and other intangible assets	(35,559)	(139,957)
Disposals of intangible assets	40,294	0
Net cash used in investing activities	(374,352)	(760,922)

Cash flows from financing activities
Proceeds from issuance of notes payable	2,675,000	34,946
Repayments of notes payable	(116,392)	0
Proceeds from issuance of common stock	4,234	125
Disbursements from redemption of common stock	0	(500)
Proceeds from issuance of preferred stock	2,518,375	3,298,007
Disbursements from redemption of preferred stock	0	(250,000)
Net cash provided by financing activities	5,081,217	3,082,578

Net change in cash and cash equivalents	602,579	(43,301)

Beginning cash and cash equivalents	39,243	82,544

Ending cash	$641,822	$39,243

SEE NOTES TO THE FINANCIAL STATEMENTS

F-7

AYRO, INC.

STATEMENTS OF CASH FLOWS

For the year ended December 31, 2019 and 2018

	2019	2018
Supplemental information
Interest paid	$32,786	$144,618

Conversion of $1,065,000 of notes payable and $71,363 of related accrued interest to preferred stock	$1,136,363	$0
Conversion of accounts payable to preferred stock	$1,100,000	$0
Conversion of accounts payable to notes payable	$137,729	$0
Discount on debt from issuance of common stock	$493,553	$0

SEE NOTES TO THE FINANCIAL STATEMENTS

F-8

AYRO, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

AYRO, Inc. (the “Company”), a corporation located outside Austin, Texas, was formed under the laws of the State of Texas on May 17, 2016 as Austin PRT Vehicle, Inc. and subsequently changed its name to Austin EV, Inc. under an Amended and Restated Articles of Formation filed with the State of Texas on March 9, 2017. On July 24, 2019, the Company changed its name to AYRO, Inc. and converted its corporate domicile to Delaware. The Company was founded on the basis of promoting resource sustainability. The Company is principally engaged in manufacturing and sales of environmentally-conscious, minimal-footprint Electric Vehicles (“EV’s”). The all-electric vehicles are typically sold both directly and to dealers in the United States, Mexico and Canada. The Company also operates a rental fleet of its three-wheel autocycle, partnering with fleet operators in destination resort communities. The Company is beginning initial stages of operations and is dependent on funding from equity investors. Management plans include continuing ramping up production and sales of vehicles in 2019 and 2020. Management anticipates additional funding will be required, either through a pending merger (discussed in next paragraph), additional preferred stock offers or a new equity/debt funding.

On December 19, 2019, the Company entered into a material definitive agreement (the “Merger Agreement”) to merge with DropCar, Inc. a Delaware corporation. Subject to the terms and conditions of the Merger Agreement, at the closing of the merger, each outstanding share of the Company’s common stock and preferred stock will be converted into the right to receive shares of DropCar common stock based on an agreed-to exchange ratio. Additionally, upon closing of the merger, certain investors of DropCar are committed to increasing their equity investment in the combined companies. The merger is expected to close in the first half of 2020.

On March 13, 2019, the Company entered into a strategic Definitive Agreement with Club Car, a division of Ingersoll Rand, granting exclusive rights to private-label the AEV 411 light electric truck for resale to its 535 dealer network. Club Car must order a minimum of 500 vehicles over a twelve month period in order to maintain exclusive rights to the private-label rights of the vehicles. The Company has begun shipping vehicles under this master procurement agreement.

Basis of Presentation: The accompanying financial statements have been prepared in accordance with General Accepted Accounting Principles (“GAAP”) and include the accounts of AYRO, Inc. In management’s opinion, all adjustments necessary for a fair presentation of the results of operations, financial position and cash flows for the periods shown have been made.

Revenue Recognition: In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). ASU 2014-09 amends the guidance for revenue recognition to replace numerous industry-specific requirements and converges areas under this topic with those of the International Financial Reporting Standards. The Company adopted the ASU No. 2014-09 for the year ended December 31, 2018. The Company did not record a cumulative effect adjustment to retained earnings upon adoption and comparable period financial statement amounts have not been adjusted. The Company’s reported results in 2018 would not have been different if reported under the previous accounting standard.

F-9

AYRO, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Product revenue from customer contracts is recognized on the sale of each electric vehicle as vehicles are shipped to customers. Our vehicle sales orders generally have only one performance obligation: sale of complete vehicles. Ownership and risk of loss transfers to the customer based on FOB shipping point and freight charges are the responsibility of the customer. Payments are typically received at the point control transfers or in accordance with payment terms customary to the business. Vehicle product revenue for the years ended December 31, 2019 and 2018 were $787,386 and $1,198,977, respectively. The Company provides product warranties to assure that the product complies with agreed upon specifications. Customers do not have the option to purchase a warranty separately; as such, warranty is not accounted for as a separate performance obligation.

Amounts billed to customers related to shipping and handling are classified as shipping revenue, and the Company has elected to recognize the cost for freight and shipping when control over vehicles has transferred to the customer as an operating expense. Our policy is to exclude taxes collected from a customer from the transaction price of automotive contracts. Shipping revenue for the years ended December 31, 2019 and 2018 were $83,717 and $35,049, respectively.

The Company received Non-assembly Revenue from sales of auto parts in the first half of 2018. The Company purchased auto parts and had them drop-shipped directly to its customer as a one-time transaction. While the Company did not provide any materials handling nor assembly services, the Company is responsible for all inventory and fulfillment. Non-assembly revenue for the years ended December 31, 2019 and 2018 were $0 and $4,065,000, respectively.

Subscription revenue from revenue sharing with Destination Fleet Operators (“DFO’s”) is recorded in the month the vehicles in the Company’s fleet is rented. The Company established its rental fleet in late March 2019. For the rental fleet, the Company retains title and ownership to the vehicles and places them in DFO’s in resort communities that typically rent golf cars for use in those communities. Subscription revenue from revenue sharing activities for the years ended December 31, 2019 and 2018 were $11,883 and $0, respectively.

Services and other revenue consist of non-warranty after-sales vehicle services. Service and replacement parts revenue for the years ended December 31, 2019 and 2018 were $7,166 and $3,939, respectively.

The Company received revenue from North America sales only. For the year ended December 31, 2019, the United States, Canada and Mexico accounted for 99%, 1% and 0%, of the Company’s total revenue respectively. For the year ended December 31, 2018, the United States, Canada and Mexico accounted for 95%, 0% and 5% of total revenue, respectively

Payments received in advance of the delivery of vehicles or performance of services are reported in the accompanying balance sheets as contract liability.

Cash and Cash Equivalents: For purposes of financial statement presentation, the Company considers all highly liquid debt instruments with initial maturities of 90 days or less to be cash. The Company maintains cash balances which may exceed federally insured limits. Management does not believe that this results in any significant credit risk.

Accounts Receivable: Accounts receivable are recognized and carried at net realizable value. An allowance for doubtful accounts is maintained and reflects the best estimate of probable losses determined principally on the basis of historical experience and specific allowances for known troubled accounts. All accounts or portions thereof that are deemed to be uncollectible or that require an excessive collection cost are written off to the allowance for doubtful accounts. As of December 31, 2019 and 2018, management has determined that an allowance for $36,084 and $6,985, respectively, is reasonable to absorb any losses which may arise. In the event that actual losses differ from our estimate, the results of future periods may be impacted. All accounts receivables are made on an unsecured basis.

F-10

AYRO, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventories: Inventories are reported at the lesser of cost (using the first-in, first-out method “FIFO”) or net realizable value. Inventories consist of purchased chassis, cabs, batteries, truck beds/boxes, component parts as well as freight, tariffs, duties and other transport-in costs. Inventories are categorized as raw materials, work-in-process and finished goods as of December 31, 2019 and 2018. Work-in-process and finished goods include labor and overhead costs.

Property, Plant and Equipment: Property, plant and equipment are recorded at the original cost and are being depreciated on a straight-line basis over estimated lives of three to seven years. Leasehold improvements are amortized over the life of the assets or the remaining period of the lease, whichever is shorter. Depreciation expense for the years ended December 31, 2019 and 2018 was $615,707 and $195,735, respectively.

Intangible Assets: Intangible assets consist of the cost in registering patents for the Company’s unique inventions. Such patent-related expenses are recorded at their estimated fair value on the date of cost encumbrance and are being amortized over estimated life of 5 years. Intangible assets also include investments made with the supply partner, who is also an investor, for tooling and assembly line configuration. Amortization expense for the years ended December 31, 2019 and 2018 was $106,859 and $92,814, respectively.

The Company follows FASB Accounting Standards Codification (“ASC”) 360, Accounting for Impairment or Disposal of Long-Lived Assets. ASC 360 requires that if events or changes in circumstances indicate that the cost of long-lived assets or asset groups may be impaired, an evaluation of recoverability would be performed by comparing the estimated future undiscounted cash flows associated with the asset to the asset’s carrying value to determine if a write-down to market value would be required. Long-lived assets or asset groups that meet the criteria in ASC 360 as being held for sale are reflected at the lower of their carrying amount or fair market value, less costs to sell. Management has determined that there is no impairment as of December 31, 2019.

Contract Liability: Customer invoices where payment has been received, yet product has not shipped, and therefore revenue cannot be recognized are recorded as a current liability under contract liability. As of December 31, 2019 and 2018, contract liability was recorded as current liabilities of $0 and $9,999, respectively.

Deferred Rent: The Company recognizes the minimum non-contingent rents required under operating leases as rent expense on a straight-line basis over the lives of the leases, with differences between amounts recognized as expense and the amounts actually paid recorded within the accrued expenses on the accompanying balance sheets. As of December 31, 2019 and 2018, deferred rent was recorded as current liabilities of $0 and $4,761, respectively.

F-11

AYRO, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Warranties: The Company will record a reserve for warranty repairs upon the initial delivery of vehicles to its dealer network in 2018. The Company provides a product warranty on each vehicle including powertrain, battery pack and electronics package. Such warranty matches the product warranty provided by its supply chain for warranty parts for all unaltered vehicles and is not considered a separate performance obligation. The supply chain warranty does not cover warranty-based labor needed to replace a part under warranty. Warranty reserves include management’s best estimate of the projected cost of labor to repair/replace all items under warranty. The Company reserves a percentage of all dealer-based sales to cover an industry-standard warranty fund to support dealer labor warranty repairs. Such percentage is recorded as a component of cost of revenues in the statement of operations. As of December 31, 2019 and 2018, warranty reserves were recorded as current liabilities of $27,375 and $16,918, respectively

Leases: Operating lease assets are included within operating lease right-of-use assets, and the corresponding operating lease liabilities are included within accrued liabilities and other for the current portion, and within other long-term liabilities for the long-term portion on our consolidated balance sheet as of December 31, 2019. Finance lease assets are included within property, plant and equipment, net, and the corresponding finance lease liabilities are included within current portion of long-term debt and finance leases for the current portion, and within long-term debt and finance leases, net of current portion for the long-term portion on our consolidated balance sheet as of December 31, 2019.

The Company has elected not to present short-term leases on the consolidated balance sheet as these leases have a lease term of 12 months or less at lease inception and do not contain purchase options or renewal terms that the Company is reasonably certain to exercise. All other lease assets and lease liabilities are recognized based on the present value of lease payments over the lease term at commencement date. Because most of our leases do not provide an implicit rate of return, the Company used our incremental borrowing rate based on the information available at adoption date in determining the present value of lease payments.

Stock Based Compensation: The Company accounts for stock-based compensation in accordance with the guidance of FASB ASC 718, Compensation – Stock Compensation. Under the fair value recognition provisions of FASB ASC 718, which requires all stock-based compensation costs to be measured at the grant date based on the fair value of the award and is recognized as compensation expense ratably over the period the services are rendered, which is generally the option vesting period. The Company uses the Black-Scholes option pricing method to determine the fair value of stock options and thus determining compensation expense associated with the grant.

The Company measures stock-based compensation expense for its non-employees and consultants under FASB ASC 505-50, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring or in Conjunction with Selling Goods and Services”. In accordance with ASC Topic 505-50, these warrants are issued as compensation for services provided to the Company. The fair value of the equity instrument is charged directly to compensation expense and additional-paid-in capital over the period during which services are rendered.

Net Earnings or Loss per Share: The Company’s computation of earnings (loss) per share (“EPS”) includes basic and diluted EPS. Basic EPS is measured as the income (loss) available to common shareholders divided by the weighted average number of common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., common stock warrants and common stock options) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

F-12

AYRO, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the respective periods. Basic and diluted loss per common share is the same for all periods presented because all common stock warrants and common stock options outstanding were anti-dilutive.

At December 31, 2019 and 2018, the Company excluded the outstanding warrant and option securities, which entitle the holders thereof to ultimately acquire shares of common stock, from its calculation of earnings per share, as their effect would have been anti-dilutive.

Income Taxes: The Company accounts for income tax using an asset and liability approach, which allows for the recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The accounting for deferred income tax calculation represents the management’s best estimate on the most likely future tax consequences of events that have been recognized in our financial statements or tax returns and related future anticipation. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

The Company evaluates uncertainty in income tax positions based on a more-likely-than-not recognition standard. If that threshold is met, the tax position is then measured at the largest amount that is greater than 50% likely of being realized upon ultimate settlement. If applicable, the Company records interest and penalties as a component of income tax expense.

As of December 31, 2019 and 2018, there were no accruals for uncertain tax positions.

Use of Accounting Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ from those estimates.

Fair Value Measurements: The Company follows Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820-10, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The standard provides a consistent definition of fair value which focuses on an exit price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The standard also prioritizes, within the measurement of fair value, the use of market-based information over entity specific information and establishes a three-level hierarchy for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date.

F-13

AYRO, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

The three-level hierarchy for fair value measurements is defined as follows:

●	Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets

●	Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability other than quoted prices, either directly or indirectly including inputs in markets that are not considered to be active

●	Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value measurement

Categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The carrying amounts reported in the accompanying financial statements for current assets and current liabilities approximate the fair value because of the immediate or short-term maturities of the financial instruments. As of December 31, 2019 and 2018, the Company did not have any level 2 or level 3 instruments.

Concentrations: For the years ended December 31, 2019 and 2018, the Company purchased 95% and 100%, respectively, of its vehicle parts that it assembles from one supplier, a related entity (Note 13). Any disruption in the operation of this supplier could adversely affect the Company’s operations.

For the year ended December 31, 2019, the Company had one customer that accounted for approximately 75% of its revenue. For the year ended December 31, 2018, two customers accounted for approximately 80% of its revenue.

Recent Accounting Pronouncements: In February 2016, the FASB issued ASU No. 2016-02 (“ASC 842”), Leases, to require lessees to recognize all leases, with certain exceptions, on the balance sheet, while recognition on the statement of operations will remain similar to lease accounting under ASC 840. Subsequently, the FASB issued ASU No. 2018-10, Codification Improvements to Topic 842, Leases, ASU No. 2018-11, Targeted Improvements, ASU No. 2018-20, Narrow-Scope Improvements for Lessors, and ASU 2019-01, Codification Improvements, to clarify and amend the guidance in ASU No. 2016-02. ASC 842 eliminates real estate-specific provisions and modifies certain aspects of lessor accounting. The Company adopted ASC 842 as of January 1, 2019 using the cumulative effect adjustment approach (“adoption of the new lease standard”). In addition, the Company elected the package of practical expedients permitted under the transition guidance within the new standard, which allowed us to carry forward the historical determination of contracts as leases, lease classification and not reassess initial direct costs for historical lease arrangements. Accordingly, previously reported financial statements, including footnote disclosures, have not been recast to reflect the application of the new standard to all comparative periods presented. The adoption did not have a material effect on the December 31, 2019 financial statements as the company’s leases were expiring or less than twelve months in term. See Note 7.

F-14

AYRO, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). ASU 2014-09 amends the guidance for revenue recognition to replace numerous industry-specific requirements and converges areas under this topic with those of the International Financial Reporting Standards. The ASU implements a five-step process for customer contract revenue recognition that focuses on transfer of control, as opposed to transfer of risk and rewards. The amendment also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenues and cash flows from contracts and customers. Other major provisions include the capitalization and amortization of certain contract costs, ensuring the time value of money is considered in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. The amendments in this ASU are effective for reporting periods beginning after December 15, 2017, and early adoption is prohibited. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of the adoption. The Company adopted the ASU No. 2014-09 for the year ended December 31, 2018. The adoption of the ASU did not have a material effect on the Company’s financial statements.

Going Concern: The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. Management’s plans include completing a reverse merger with DropCar, Inc., a Delaware corporation under a merger agreement signed on December 19, 2019. Upon closing of the merger, certain investors of DropCar are committed to increasing their equity investment in the combined companies. Such equity investment is expected to support the Company’s operations for at least fifteen months. The merger is expected to close in the first half of 2020. Additionally, the Company will continue to raise capital through additional funding sources, growing its dealer channel base to increase product sales revenue, and expanding its product portfolio offerings. If the Company cannot achieve its operating plan, the Company may find it necessary to dispose of assets or undertake other actions, as may be appropriate.

NOTE 2 – ACCOUNTS RECEIVABLE

Accounts receivable at December 31, 2019 and 2018 consist of amounts due from invoices issued and product delivered to various customers. The components of accounts receivable are:

	2019	2018

Billed Receivables	$107,230	$267,216
Less Allowance for Doubtful Accounts	(36,084)	(6,985)

Total	$71,146	$260,231

All billed receivable amounts are expected to be collected during this fiscal year.

F-15

AYRO, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 3 – INVENTORIES

Inventories for the years ended December 31, 2019 and 2018 were summarized as follows:

	2019	2018

Raw Material	$554,913	$979,277
Work-in-Process	64,631	42,694
Finished Goods	498,971	628,634

Total Inventories	$1,118,515	$1,650,605

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2019 and 2018:

	2019	2018

Computers and Equipment	$520,586	$514,477
Furniture and Fixtures	111,347	105,634
Leasehold Improvements	117,897	12,302
Prototypes	218,682	297,447
Rental Fleet	272,116	0
Computer Software	54,516	4,516
	1,295,144	934,376

Less Accumulated Depreciation and Amortization	(805,778)	(208,391)

Net Property and Equipment	$489,366	$725,985

Depreciation expense for the year ended December 31, 2019 and 2018 was $615,707 and $195,735 respectively

NOTE 5 – INTANGIBLE ASSETS

Intangible assets consisted of the following at December 31, 2019:

	Cost	Accumulated Amortization	Net Book Value	Average Useful Life (years)

Supply-chain development	$395,248	$193,126	$202,122	4-5
Patent costs	56,047	14,044	42,003	4-10

	$451,295	$207,170	$244,125

F-16

AYRO, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 5 – INTANGIBLE ASSETS (Continued)

Amortization expense for the years ended December 31, 2019 and 2018 was $106,859 and $92,814 respectively. The definite lived intangible assets have no residual value at the end of their useful lives. Estimated amortization expense for the next five years as of December 31, 2019 is as follows:

2019	$112,824
2020	$105,327
2021	$21,004
2022	$4,970
$244,125

NOTE 6 – AMOUNTS PAYABLE – RELATED PARTY

The Company had received short-term expense advances from its founders. As of December 31, 2019 and 2018, the amounts outstanding were $15,000 for both periods ended.

The Company had financed the purchase of factory tooling for one of its vehicles with the Company’s supplier, Cenntro Automotive Group who currently owns approximately 13.7% of the stock of the company on a fully-diluted basis. As of December 31, 2019 and 2018, the amounts outstanding for factory tooling were $0 and $324,202, respectively. In December 2019, Cenntro agreed to convert $1,100,000 of trade accounts payable due from the Company to 1,100,000 shares of the Company’s Series Seed 3 preferred stock. As of December 31, 2019 and 2018, the amounts outstanding to Cenntro Automotive Group for trade accounts payable were $83,955 and $2,149,295, respectively.

In October 2019, the Company received term loan from a founding board member as reported in Note 8 – Debt.

NOTE 7 – LEASES

In 2019 the Company entered into a new lease agreement for office and manufacturing space. The lease commencement date was January 2020. In connection with the adoption of Topic 842, the Company has elected to treat the lease and non-lease components as a single component. In addition, the Company has elected to not record short-term leases as a right to use asset and corresponding lease liability.

Upon commencement of a long term office and manufacturing space lease in January 2020, the Company will record supplemental balance sheet information related to leases was as follows:

Operating Leases	Classification
Right-of-use assets	Operating lease assets	$1,210,680

Current lease liabilities	Current operating lease liabilities	$202,342
Non-current lease liabilities	Long-term operating lease liabilities	$1,008,338
		$1,210,680

F-17

AYRO, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 7 – LEASES (Continued)

In determining the net present value of the future lease liability and corresponding right-of-use asset, the following assumptions were used:

Remaining lease term (years)	7.17
Incremental borrowing rate applied	10.41%

The following is a schedule for the next seven years and thereafter of future minimum rental payments required under the operating leases that have an initial or remaining non-cancelable lease term in excess of one year as of December 31, 2019:

2020	$241,036
2021	$275,065
2022	$281,422
2023	$287,969
2024	$294,713
Thereafter	$662,144

Total rent expense for the years ended December 31, 2019 and 2018 was $256,957 and $166,248, respectively.

NOTE 8 – DEBT

In the third quarter of 2019, the Company received cash in exchange for term loans from five individual lenders, totaling $250,000. Additionally, one lender holding convertible debt, as reported in Note 9 below, converted $100,000 of principle to a term loan. In the fourth quarter of 2019, the Company received cash of $75,000 in exchange for a term loan from an individual lender. The terms for the notes were for twelve months, with twelve percent (12%) interest payable quarterly. The Company issued 1.056 shares of the Company’s common stock to the lenders for each dollar borrowed for an aggregate of 369,600 shares of common stock. A discount on debt related to the common stock issuance of $187,675 was recorded and is being amortized over the life of the notes. In December 2019, $425,000 of principal and associated interest were converted to 433,819 shares of the Company’s Series Seed 3 preferred stock.

In October 2019, the Company received $500,000 under a 120-day bridge term loan bearing interest at the rate of 14% per annum, payable quarterly, from Mark Adams, a founding board member. As an inducement for the bridge loan, the Company granted Mr. Adams 528,000 shares of common stock. On December 13, 2019, Mr. Adams agreed to extend the maturity date for this loan until April 30, 2021 in exchange for the Company’s issuance of 500,000 shares of common stock. A discount on debt of $343,746 was recorded in the transaction and is being amortized over the life of the debt.

In December 2019, a local marketing firm agreed to convert 90% of trade accounts payable the Company owed that firm to a term loan with a principal amount of $137,729.03 and bearing interest at the rate of 15% per annum, payable quarterly, with a maturity date of May 31, 2021. The Company also issued the marketing firm 66,000 shares of common stock in conjunction with this term loan. A discount on debt of $46,683 was recorded in the transaction and is being amortized over the life of the debt.

F-18

AYRO, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 9 – CONVERTIBLE DEBT

In the first quarter of 2019, the Company received cash in exchange for convertible promissory notes from seven individual lenders, totaling $800,000. The terms for the notes were sixty (60) days with an additional sixty-day extension to be exercised at the discretion of the Company. The notes accrued interest at twelve (12%) for the first sixty days and at fifteen percent (15%) for the sixty-day extension. The lenders have the option to convert the notes and accrued interest for Series Seed 2 Preferred Stock at $1.75 per share before the sixty-day extension period has expired. In May 2019, four lenders converted $350,000 of principal and $9,062 of accrued interest into 205,178 of the Company’s Series Seed 2 Preferred Stock. In September 2019, one lender converted $100,000 of convertible notes to a twelve-month term loan identified in Note 8 above. Additionally, two lenders redeemed $60,000 principle from their outstanding note. Warrants to purchase up to 97,500 of AYRO’s common stock at a price of $2.00 per share were issued in connection with the notes. The warrants issued have a five-year life. Interest expense associated with the warrants for the year ended December 31, 2019 and 2018 was $36,332 and $0, respectively. A discount on debt related to the warrant issuance of $69,173 was recorded and is being amortized over the life of the notes. In December 2019, the remaining $290,000 in principal and associated accrued interest was converted to 343,482 shares of the Company’s Series Seed 3 preferred stock. For the year ended December 31, 2019, interest expense of $28,352 was recorded to reflect the beneficial conversion feature of the debt.

In the fourth quarter of 2019, the Company received cash in exchange for convertible promissory notes from five institutional lenders totaling $1,000,000. The maturity date of the notes is the earlier of (1) the closing of the merger, (2) May 31, 2020, or (3) ninety (90) days the Company determines not to proceed with the merger. The notes accrued interest at five percent (5%). Immediately prior to the consummation of the merger transaction, the outstanding principal and accrued interest will convert into the number of shares of the Company that will be exchangeable for such number of shares of DropCar, such that upon closing of the merger, will represent 7.45% of the issued and outstanding shares of the combined companies.

Future maturities of debt are as follows:

Year Ended December 31,	Amount

2020	$1,006,947
2021	$645,276
2022	$8,202
2023	$5,859
Total Debt	$1,666,284
Less: Debt Discount	$(341,310)
Subtotal	$1,324,974
Less: Current Portion	$(1,006,947)
Long Term Debt	$318,027

F-19

AYRO, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 10 – STOCKHOLDERS’ EQUITY

Preferred Stock: The Company is authorized to issue 8,472,500 shares of preferred stock, no par value, of which 3,272,500 shares were designated as Series Seed-1 Preferred Stock, 2,200,000 shares were designated as Series Seed-2 Preferred Stock and 3,000,000 shares were designated as Series Seed-3 Preferred Stock. As of December 31, 2019, 3,272,500 shares of Series Seed-1 Preferred Stock, 1,907,683 shares of Series Seed-2 Preferred Stock and 2,180,802 shares of Series Seed-3 Preferred Stock were issued and outstanding.

The Series Seed Preferred Stock is convertible at any time after issuance at the option of the holder into the Company’s Common Stock on a 1-for-1 basis. The Series Seed Preferred Stock is also subject to mandatory conversion provisions upon either (i) immediately prior to the closing off a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended covering the offer and sale of the Company’s Common Stock; or, (ii) upon the receipt by the Company of a written request for such conversion from the holders of a majority of the Preferred Stock then outstanding. In the event the outstanding shares of Common Stock are subdivided (by stock split, stock dividend, reverse split or otherwise), the shares of Series Seed Preferred Stock will be adjusted ratably to maintain each share’s ownership percentage. The Series Seed Preferred Stock Stockholders are entitled to equal voting rights to common stockholders on an as-converted basis and receive preference to common stockholders upon liquidation. During the first two quarters of 2018, 2,300,000 shares of Series Seed 1 Preferred Stock were sold for $1.00 per share for a cash proceeds of $2,300,000. Of these shares, 80,000 shares were issued to a related party. Also, during the first two quarters of 2018, 250,000 shares of Series Seed 1 Preferred Stock were redeemed for $1.00 per share for cash of $250,000. During the last two quarters of 2018, 210,291 shares of Series Seed 2 Preferred Stock were sold for $1.75 per share for a cash proceeds of $368,000. Additionally, 400,000 shares of Series Seed 2 Preferred Stock were sold for $1.58 per share for a cash proceeds of $630,007. During the first half of 2019, 1,092,215 shares of Series Seed 2 Preferred Stock were sold for $1.75 per share for a cash proceeds of $1,911,375. During the second quarter of 2019, 238,500 shares of Series Seed 3 Preferred Stock were sold for $2.00 per share for a cash proceeds of $477,000. During the third quarter of 2019, 65,000 shares of Series Seed 3 Preferred Stock were sold for $2.00 per share for a cash proceeds of $130,000. During the fourth quarter of 2019, 777,301 shares of Series Seed 3 Preferred Stock were issued at $1.00 per share in exchange for cancellation of $777,301 of notes payable and accrued interest. Additionally, during the fourth quarter of 2019, 1,100,000 shares of Series Seed 3 Preferred Stock were issued at $1.00 per share in exchange for cancellation of $1,100,000 of trade accounts payable from a single supplier.

Common Stock: The Company is authorized to issue 34,820,000 shares of Common Stock, par value $0.001 as of December 31, 2019. As of December 31, 2019, 14,478,795 shares were issued and outstanding.

On February 1, 2017, the Company executed a 10-for-1 stock split on all authorized, issued and outstanding shares of stock.

On February 7, 2017, the Company entered into a Stock Purchase Agreement (“SPA”) with Cenntro Automotive Group (“Cenntro”) to purchase 3,000,000 shares of the company’s Common Stock at $0.15 per share. As consideration, the Company received $50,000 in cash, $92,061 of inventory and $307.939 of assembly line design, setup and tooling which is being used to mass-produce the Company’s 411 electric vehicle.

F-20

AYRO, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 10 – STOCKHOLDERS’ EQUITY (Continued)

On December 16, 2019, the Company issued 66,000 shares of the Company’s common stock to a local marketing firm as an incentive for the conversion of 90% of trade accounts payable the Company owed that firm into a term loan. See marketing firm term loan disclosed in Note 8 – Debt.

The Company has reserved a total of 6,410,000 shares of its Common Stock pursuant to the Long-Term Incentive Plan (“LTIP”) (see Note 11). The Company has 3,655,000 stock options outstanding under this plan as of December 31, 2019.

NOTE 11 – STOCK-BASED PAYMENTS

Long Term Incentive Plan: The Company grants stock options and warrants pursuant to the 2017 Long Term Incentive Plan (“LTIP”) effective January 1, 2017. The Company measures employee stock-based awards at grant-date fair value and recognizes employee compensation expense on a straight-line method basis over the vesting period of the award. Grants to non-employees are expensed at the earlier of (i) the date at which a commitment for performance by the service provider to earn the equity instrument is reached and (ii) the date at which the service provider’s performance is complete.

Determining the appropriate fair value of the stock-based awards requires the input of subjective assumptions, including the fair value of the Company’s common stock, and for stock options, the expected life of the option, and the expected stock price volatility. The Company uses the Black-Scholes option pricing model to value its stock option awards. As a result, if factors change and different assumptions are used, stock-based compensation expense could be materially different for future awards.

The Company uses the following inputs when valuing stock-based awards. The expected life of the employee stock options was estimated using the “simplified method”, as the Company has no historical information to develop reasonable expectations about future exercise patterns and employment duration for its stock option grants. The simplified method is based on the average of the vesting tranches and the contractual life of each grant. The expected life of awards that vest immediately use the contractual maturity since they are vested when issued. For stock price volatility, the valuation firm uses public company compatibles and historical private placement data as a basis for its expected volatility to calculate the fair value of option grants. The risk-free interest rate is based on U.S. Treasury notes with a term approximating the expected life of the option at the grant-date.

Stock-based compensation as a result of stock option awards is included in the statement of operations as follows for the year ended December 31, 2019 and 2018:

	2019	2018

Research and development	$(40,828)	$140,877
Sales and marketing	$46,723	$10,542
General and administrative	$280,827	$345,921

F-21

AYRO, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 11 – STOCK-BASED PAYMENTS (Continued)

See below for the weighted average variables used in assessing the fair value at the grant dates:

	2019	2018

Expected life (years)	3.0	3.0
Risk-free interest rate	1.62%	2.46%
Expected volatility	71.0%	73.2%
Total grant date fair value	$0.94	$0.64

Total compensation cost related to non-vested awards not yet recognized as of December 31, 2019 was $894,377 and will be recognized on a straight-line basis through the end of the vesting periods in 2021. Future stock option compensation expense related to these options to be recognized during the years ending December 31, 2020, 2021 and 2022 is expected to be approximately $465,349, $281,142 and $147,887, respectively. The amount of future stock option compensation expense could be affected by any future option grants or by any forfeitures.

The following table reflects the stock option activity for the years ended December 31, 2019 and 2018.

	Number of Shares	Weighted Average Exercise Price	Contractual Life (Years)

Outstanding at January 1, 2018	1,815,000	$0.667	5.82

Granted	1,890,000	0.667	5.79
Exercised	0
Forfeitures	405,000	0.667	5.83

Outstanding at December 31, 2018	3,300,000	$0.667	5.80

Granted	3,265,000	0.966	5.56
Exercised	0
Cancellations	1,750,000	0.841	5.61
Forfeitures	1,160,000	0.841	5.61

Outstanding at December 31, 2019	3,655,000	$0.796	5.73

Of the outstanding options, 1,840,359 and 1,181,664 were vested and exercisable as of December 31, 2019 and 2018, respectively.

As of December 31, 2019 2,755,000 options are still issuable under the LTIP.

Warrants: The Company grants stock warrants pursuant to the 2017 Long Term Incentive Plan (“LTIP”) effective January 1, 2017. The Company measures consultant and debtholder stock-based awards at grant-date fair value and recognizes contractor consulting expense for contractor warrants and interest expense for debtholder warrants on a straight-line method basis over the vesting period of the award. Grants to consultants are expensed at the earlier of (i) the date at which a commitment for performance by the service provider to earn the equity instrument is reached and (ii) the date at which the service provider’s performance is complete. Grants to debtholders are expensed on a straight-line basis over the term of the debt facility.

F-22

AYRO, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 11 – STOCK-BASED PAYMENTS (Continued)

Determining the appropriate fair value of the warrants requires the input of subjective assumptions, including the fair value of the Company’s common stock, the expected life of the warrant, and the expected stock price volatility. The Company uses the Black-Scholes option pricing model to value its warrants granted. The assumptions used in calculating the fair value of warrant grants are based on periodic valuations performed by an independent third-party valuation firm. As a result, if factors change and different assumptions are used, stock-based compensation expense could be materially different for future awards.

The Company uses the following inputs when valuing stock-based awards. Warrants to purchase the Company’s common stock granted to consultants are granted based on a five (5) year life. For stock price volatility, the valuation firm uses public company compatibles and historical private placement data as a basis for its expected volatility to calculate the fair value of option grants. The risk-free interest rate is based on U.S. Treasury notes with a term approximating the expected life of the option at the grant-date.

Stock-based compensation, for warrants is included in the statement of operations as follows for the year ended December 31, 2019 and 2018:

	2019	2018

General and administrative	$448,608	$89,031

See below for the weighted average variables used in assessing the fair value at the grant dates:

	2019	2018

Expected life (years)	5.0	5.0
Risk-free interest rate	1.62%	2.46%
Expected volatility	73.2%	73.2%
Total grant date fair value	$0.94	$0.64

F-23

AYRO, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 11 – STOCK-BASED PAYMENTS (Continued)

The following table reflects the stock warrant activity for the years ended December 31, 2019 and 2018.

	Number of Shares	Weighted Average Exercise Price	Contractual Life (Years)
Outstanding at January 1, 2018	0	$—	—

Granted	473,000	2.00	5.00
Exercised	0	—
Forfeitures	0	—	—

Outstanding at December 31, 2018	473,000	$2.00	5.00

Granted	1,220,000	2.00	5.00
Exercised	0	—
Forfeitures	0	—	—

Outstanding at December 31, 2019	1,693,000	$2.00	5.00

Of the outstanding warrants, all 1,693,000 and 473,000 were vested and exercisable as of December 31, 2019 and 2018, respectively. Consulting expense of $412,277 and $89,031 was recorded in connection with of warrants for the years ended December 31, 2019 and 2018, respectively. Additionally, interest expense of $188,575 and $0 was recorded in connection with of warrants for the years ended December 31, 2019 and 2018, respectively.

Stock Grants: In October 2019, the Company granted 850,000 shares of the Company’s common stock to Sustainability Initiatives, LLC, an entity controlled by two of the Company’s founding board members as compensation for the termination of the consulting agreement with that entity. Stock-based compensation of $908,650 was recorded in the transaction.

In October, 2019, the Company granted 528,000 shares of the Company’s common stock to Mark Adams, a founding board member, as consideration in providing a $500,000 150-day term loan to the Company. In December, 2019, the Company granted an additional 500,000 shares of the Company’s common stock to Mr. Adams as consideration for extending the term date of the loan to April 30, 2021. A discount on debt of $343,746 was recorded in the transaction.

In December 2019, the Company granted 1,593,550 shares of the Company’s common stock to Sustainability Initiatives, LLC and two of the Company’s founding board members as compensation for cancelling options to purchase 1,750,000 shares of the Company’s common stock. Stock-based compensation of $1,496,343 was recorded in the transaction.

In December 2019, The Company granted 247,500 shares of common stock as compensation for consulting services to Sustainability Consultants, LLC, an entity that is controlled by Mark Adams, Will Steakley and John Constantine, who are principal stockholders of the Company. Stock-based compensation of $232,403 was recorded in the transaction.

F-24

AYRO, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 11 – STOCK-BASED PAYMENTS (Continued)

The Company measures stock grants at grant-date fair value and recognizes contractor consulting expense on a straight-line method basis over the vesting period of the award. Grants to non-employees are expensed at the earlier of (i) the date at which a commitment for performance by the service provider to earn the equity instrument is reached and (ii) the date at which the service provider’s performance is complete. The fair value of the stock grants was determined based on the fair market value of the Company’s common stock as determined by an independent third-party valuation firm.

Stock-based compensation, for stock grants is included in the statement of operations as follows for the year ended December 31, 2019 and 2018:

	2019	2018

General and administrative	$2,637,396	$0

NOTE 12- INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets as of December 31, 2019 and 2018 are summarized below:

	2019	2018

Net operating loss carryforwards	$8,768,915	$4,435,740
Basis of property and equipment	487,356	155,735
Other	4,147,079	593,011
Total gross deferred tax assets	13,403,350	5,184,486
Less valuation allowance	(13,403,350)	(5,184,486)

Net deferred tax assets	$0	$0

As of December 31, 2019 and 2018, management was unable to determine if the Company’s deferred tax assets would be realized, and if realized, unable to determine the timing and the effective tax rates that they would be determined. The Company has therefore recorded a valuation allowance of $13,403,350 and $5,184,486 for the years ended December 31, 2019 and 2018, respectively. Additionally, the Company had Net Operating Losses of $8,768,915 and $3,839,550 for the years ended December 31, 2019 and 2018, respectively.

No federal tax provision has been provided for the years ended December 31, 2019 and 2018 due to the losses incurred during such periods.

F-25

AYRO, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 13 – RELATED-PARTY TRANSACTIONS

On March 1, 2017, the Company entered into a royalty-based agreement with Sustainability Initiatives, LLC (“SI”) that is controlled by two of the three Company board members in the effort to accelerate the start-up of the Company’s operations. In return for acceleration assistance and for serving the Chief Visionary Officer role, the agreement pays a monthly retainer of $6,000 per month. Additionally, options to purchase 350,000 shares of the Company’s common stock were issued with an option price of $0.67 per share, vesting semi-annually over a three-year period. On a quarterly basis, the Company remitted a royalty of a percentage (see table below) of company revenues less the retainer amounts for the measurement quarter paid to date.

Revenues	Royalty Percentage

$0 - $25,000,000	3.0%
$25,000,000 - $50,000,000	2.0%
$50,000,000 - $100,000,000	1.0%
Over $100,000,001	0.5%

Effective January 1, 2019, the Company agreed to an amendment with SI to reduce the royalty percentage to 0.5%. In relation to this amendment, the Company granted the SI members an additional 1,400,000 LTIP stock options to vest over a six-month vesting term. On October 15, 2019 the Company and the SI members agreed to terminate the agreement in full in exchange for 850,000 shares of the Company’s common stock. Stock-based compensation of $908,650 was recorded on the transaction in October 2019 on the statement of operations as consulting expenses within the general and administrative section.

On December 9, 2019, the Company and the SI members agreed to cancel the outstanding options to purchase 1,750,000 shares of the Company’s common stock in exchange for 1,593,550 shares of the Company’s common stock. Stock-based compensation of $1,496,343 was recorded for the transaction in December 2019 on the statement of operations as consulting expenses within the general and administrative section.

On April 1, 2017, the Company entered into a fee-for-service agreement with SI. In return for accounting, marketing, graphics and other services, the Company pays fixed, market-standard hourly rates under the shared services agreement as services are rendered. As of December 31, 2019 and 2018, the Company had a balance outstanding to SI for $12,150 and $6,623, respectively. Total expenses paid or payable SI were $61,275 and $224,188 for the years ended December 31, 2019 and 2018, respectively.

In 2017, the Company executed a supply chain contract with Cenntro, a manufacturer located in the Peoples’ Republic of China. Currently, the Company purchases 100% of its vehicle chassis, cabs and wheels through this supply chain relationship with Cenntro. Contract terms are industry standard and represent arms-length market pricing. The Company must sell a minimum number of units in order to maintain its exclusive supply chain contract. The company is in default of the exclusive term of the contract; however, the default has been waived.

F-26

AYRO, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 13 – RELATED-PARTY TRANSACTIONS (Continued)

In January 2019, the Company entered into a fee-for-service consulting agreement with Sustainability Consultants, LLC, an entity that is controlled by Mark Adams, Will Steakley and John Constantine, who are principal stockholders of the Company. In exchange for consulting services provided, paid $189,238 in consulting fees to the firm. Additionally, the Company granted warrants to purchase 652,500 shares of the Company’s common stock. The warrants have an exercise price of $2.00 per share with a five-year life. Stock-based compensation consulting expense of $260,733 was recorded in the general and administrative expenses on the statement of operations in 2019 in conjunction with the warrant grant. The Company also granted 247,500 shares of the Company’s common stock and recorded stock-based compensation of $232,403 related to the common stock transaction.

In October, 2019, the Company granted 528,000 shares of the Company’s common stock to Mark Adams, a founding board member, as consideration in providing a $500,000 150-day term loan to the Company. In December, 2019, the Company granted an additional 500,000 shares of the Company’s common stock to Mr. Adams as consideration for extending the term date of the loan to April 30, 2021. A discount on debt of $343,746 was recorded in the transaction

In December 2019, Cenntro agreed to convert $1,100,000 of trade accounts payable due from the Company to 1,100,000 shares of the Company’s Series Seed 3 preferred stock

As of December 31, 2019 and 2018, the amounts outstanding to Cenntro for factory tooling were $0 and $324,202, respectively. Additionally, as of December 31, 2019 and 2018, the amounts outstanding to Cenntro for trade accounts payable were $83,955 and $2,149,295, respectively.

NOTE 14 – SUBSEQUENT EVENTS

Management has evaluated subsequent events for disclosure in these financial statements through March 6, 2020, which is the date the financial statements were available to be issued and has not identified any material events requiring disclosure other than identified below.

In the two months ended February 2019, the Company issued notes payable to 3 institutions providing $500,000 of short-term financing. The notes are to be repaid upon the earlier of (1) closing date of the merger or (2) May 20, 2020. The notes carry an interest rate of seven percent (7%). The notes carry with them 100% warrant coverage to purchase the Company’s Common Stock.

F-27